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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

                EMPLOYMENT AGREEMENT (the "Agreement") by and between Party City Corporation, a Delaware corporation (the "Company"), and James Shea (the "Executive"), dated as of the 10th day of December, 1999.

                              W I T N E S S E T H:

                1. Employment Period. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period commencing on December 8, 1999 (the "Effective Date") and ending on the third anniversary of the Effective Date (the "Employment Period"), provided that (a) the Employment Period will automatically renew for additional one year periods upon the terms and conditions set forth herein, unless either party gives the other party written notice of such party's intention not to renew this Agreement at least three months prior to the end of the original three-year Employment Period or any one-year extension of the Employment Period, and (b) the Employment Period may be terminated earlier as provided in Section 3 hereof.

                2. Terms of Employment. (a) Position and Duties. (i) Commencing on the Effective Date and for the remainder of the Employment Period, the Executive shall serve as the Company's Chief Executive officer. Executive shall report exclusively to the Company's Chairman of the Board of Directors (the "Board") and shall have such duties, responsibilities and authority as shall be determined by the Chairman of the Board in good faith, without any limitation, and as are similar in nature to those duties, responsibilities and authority customarily associated with the position of Chief Executive Officer. The Executive shall be based at the Company's offices in Rockaway, New Jersey; provided that the Executive shall perform such duties and responsibilities not involving a permanent transfer of his base of operations outside of Rockaway, New Jersey at such other places as shall from time to time be necessary to fulfill his obligations hereunder.

                (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full time during normal business hours to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period the Executive shall not be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage, but this shall not be construed as preventing the Executive from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of a passive investor, and except that the Executive may purchase securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his owning beneficially at any time, other than through a registered investment company, one percent (1%) or more of the equity securities of any corporation engaged in a business competitive with that of the Company.

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        (b)     Compensation. (i) Base Salary. During the Employment Period, the
Executive shall receive an annual base salary ("Annual Base Salary") of $350,000, subject to annual review and adjustment at the discretion of the Board. The Annual Base Salary shall be paid in accordance with the normal payroll practices of the Company.

                (ii) Incentive Compensation. In addition to Annual Base Salary, the Executive shall be eligible to receive a cash performance bonus (a "Performance Bonus") for each "Fiscal Year" (as defined below) during the Employment Period (with proration based on days worked during the initial fiscal year), provided the Company shall have achieved the performance objectives for such Fiscal Year established by the Compensation Committee. The target amount of the Performance Bonus for each Fiscal Year during the Employment Period shall be fifty percent (50%) of Executive's Annual Base Salary, at the rate in effect as of the last day of the Fiscal Year for which such bonus is paid. The actual bonus may be more or less than 50% of Annual Base Salary, based on actual performance according to the reasonable performance objectives established, provided that the maximum bonus may not exceed 75% of Annual Base Salary. The actual amount of the Performance Bonus for any Fiscal Year shall be payable as soon as practicable after completion of the Company's audited financial statements, but in no event later than 90 days following the end of the Fiscal Year for which such Performance Bonus relates. For purposes of this Agreement, "Fiscal Year" means each twelve month period ending June 30 or such other date as hereinafter adopted.

                (iii) Initial Stock Options. The Executive shall be granted, on the Effective Date, nonqualified stock options (the "Initial Options") to acquire 200,000 shares of the common stock of the Company, $0.01 par value per share (the "Common Stock"), at an exercise price per share equal to $2.00. The Initial Options shall have a term of ten years from the date of grant and, subject to Sections 4 (a) (iv) and 8 (a) of this Agreement, shall vest and become exercisable in equal installments on the first, second and third anniversaries of the Effective Date, provided Executive remains in the employ of the Company on each such anniversary date, unless Executive's employment is terminated by the Company without "Cause" (as defined in Section 3(b)) or by the Executive for "Good Reason" (as defined in Section 3(c)). All terms and conditions relating to the Initial Options shall be set forth in a stock option agreement (attached hereto as Exhibit A) to be executed by the Company and the Executive on the Effective Date.

                (iv) Subsequent Option Grants. The Executive shall be granted, on each of the first, second and third anniversaries of the Effective Date (each a "Grant Date"), nonqualified stock options to acquire 25,000 shares of Common Stock, at an exercise price equal to the fair market value of a share of Common Stock on such Grant Date ("Subsequent Options") , provided Executive remains in the employ of the Company on each such Grant Date. The Subsequent Options shall have a term of ten years from the Grant Date and, subject to Sections 4(a) (iv) and 8(a) of this Agreement, shall vest in equal installments on the first, second, third and fourth anniversaries of the Grant Date, provided Executive remains in the employ of the Company on each such anniversary date, unless Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason. All terms and conditions relating to the Subsequent Options shall be set forth in a stock option agreement, the form of which shall be identical to the stock option agreement attached hereto as Exhibit A, to be executed by the Company and the Executive on each Grant Date.

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                (v)     Benefit Plans. During the Employment Period, the
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under employee benefit plans provided by the Company (including, without limitation, medical, prescription, dental, disability, group life, accidental death and travel accident insurance plans and programs, and incentive, savings and retirement plans and programs) to the extent and on the same basis as is applicable generally to other senior executives of the Company.

                (vi) Automobile Allowance. During the Employment Period, the Executive shall be reimbursed for the actual cost of leasing and insuring an automobile, up to a maximum of $600.00 per month.

                (vii) Expenses. During the Employment Period, the Company shall pay or promptly reimburse the Executive for all reasonable business expenses upon presentation of receipts therefor in accordance with the normal practices of the Company.

                (viii) Vacation. During the Employment Period, the Executive shall be entitled to three weeks of paid vacation per year of employment.

                3. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Board determines in good faith that the Executive is unable to perform his services as a result of "Disability" (as defined below), it may terminate the Executive's employment on account of such Disability. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 90 consecutive days, or 90 out of a 120 consecutive day period, as a result of incapacity due to mental or physical illness which is determined by the Board acting in good faith to prevent the Executive from performing his duties to the Company.

        (b) With or Without Cause. The Company may terminate the Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean: (i) Executive's refusal to perform his duties hereunder (other than a refusal resulting from his incapacity due to physical and/or mental illness not caused by chronic alcoholism or drug addiction) which continues for a period of more than thirty days after written notice by the Company to the Executive of the acts constituting such refusal;
(ii) Executive's willful engaging in gross misconduct intended to harm the Company which continues for a period of more than ten days after written notice by the Company to the Executive of the act(s) that have resulted in material harm to the Company; (iii) Executive's acts of theft, misappropriation, embezzlement or fraud of the Company's funds; or (iv) Executive's inability to perform his duties hereunder as a result of chronic alcoholism or drug addiction.

        (c) With or Without Good Reason. Executive may terminate his employment with or without "Good Reason." For purposes of this Agreement, "Good Reason" shall mean: (i) without Executive's express consent, any change in his duties or responsibilities (including reporting responsibilities) that is inconsistent in any material and adverse respect with his position, duties, responsibilities or status as Chief Executive Officer immediately prior to such change (including any material and adverse diminution of such duties or responsibilities); (ii) any failure by the Company to comply in any material respect with any of the provisions of Section 2 of this

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Agreement; or (iii) the Company's relocation of the Executive without his consent to a location other than at the executive offices of the Company; provided that a termination by the Executive with Good Reason shall be effective only if, within 30 days following the delivery of a "Notice of Termination" (as defined in Section 3(d)) for Good Reason by the Executive to the Company, the Company has failed to cure the circumstances giving rise to Good Reason.

        (d) Notice of Termination. Any termination by the Company or by the Executive shall be communicated to the other party by a "Notice of Termination." For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) if the "Date of Termination" (as defined Section 3(e)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause, whether or not known at the time, shall not waive any right of the Company or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights.

        (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for any reason other than Disability, or if the Executive terminates employment with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein in accordance with Section 3(d), as the case may be; (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the first date on which the Board makes the determination that the Executive shall be terminated as a result of his having been absent from his duties to the extent required by the definition of Disability, as the case may be; and (iii) if the Executive's employment is terminated by reason of non-renewal of the Agreement pursuant to Section 1 hereof, the Date of Termination shall be the last day of the applicable Employment Period.

                4. Obligations of the Company Upon Termination. (a) Other Than for Cause, Death or Disability; by the Executive for Good Reason. If the Company shall terminate the Executive's employment other than for Cause or Disability, or if the Executive shall terminate his employment for Good Reason:

                (i) the Company shall pay to the Executive in a lump sum in cash within 60 days after the Date of Termination the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid ("Accrued Salary") and (B) if such termination occurs following the end of a Fiscal Year and, prior to or following such termination, a Performance Bonus for such Fiscal Year is determined by the Board to have been earned, the amount of such Performance Bonus ("Accrued Bonus");

                (ii) the Company shall continue to pay to the Executive his Annual Base Salary, in effect as of the Date of Termination, for a period of (A) one year following the Date of Termination or (B) the remainder of the Employment Period, whichever is longer, payable in accordance with the Company's normal payroll practices;

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                (iii)   the Company shall continue to provide to the Executive,
for the period of time during which the Executive is receiving his Annual Base Salary in accordance with paragraph (ii) above, benefits under "employee welfare plans" (as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended), at least equal to those which are provided to the senior executives of the Company during such period; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive any of such benefits under another employer provided plan at the other employer's cost, other than reasonable and customary employee contributions (whether or not he actually elects to receive such benefits), the corresponding benefits described herein shall be terminated; further, provided, however, that the Company shall not be required to provide any such benefit if the effect thereof would be to violate the terms of any law, plan or insurance policy or jeopardize the tax benefit associated with such benefit to which the Company otherwise would be entitled, but in such event, the Company shall pay to the Executive, in cash, an amount equal to the cost of providing such benefit. Any such benefits provided by another employer shall be promptly reported by the Executive to the Company as the Executive becomes eligible therefor;

                (iv) notwithstanding any provision hereof to the contrary, all options granted pursuant to this Agreement shall immediately vest and remain exercisable for the entire original ten-year term of such options.

        (b) Death, Disability, With Cause, without Good Reason. If the Executive's employment is terminated by reason of the Executive's death, Disability, termination by the Company with Cause or termination by the Executive without Good Reason, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for payment of Accrued Salary and, in the case of a termination by reason of death or Disability, payment of any Accrued Bonus, which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 90 days following the Date of Termination. If the Executive's employment is terminated for Cause, nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

                5. Confidential Information; Nonsolicitation; Noncompetition; Nondisparagement. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all software, trade secrets, compilations of information, records, specifications, work product created by Executive for the Company or any of its affiliates, know-how, ideas, techniques, theories, discovery, formulas, plans, charts, designs, drawings, lists of current or prospective clients, business plans and proposals, current or prospective business opportunities, financial records, research and development, marketing strategies and programs, reports, products, improvements, methods of distribution, sales prices, profits, costs, contracts, suppliers, business methods, techniques and all other proprietary or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, created or obtained by Executive for the benefit of the Company during the Executive's employment with the Company (collectively "Confidential Information") , and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be

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required by law or legal process, communicate or divulge any such Confidential
Information to anyone other than the Company and those designated by it.

        (b) The Executive hereby covenants and agrees that for one year following the termination of the Executive's employment for any reason, or such longer period as the Executive is receiving payments pursuant to Section 4(a)(ii) above, the Executive shall not, directly or indirectly, employ or seek to employ any person who is at the Date of Termination, or was at any time within the six-month period preceding the Date of Termination, an employee of the Company or any of its subsidiaries or affiliates or otherwise cause or induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employee's employment with the Company or such subsidiary or affiliate for the employment of another company.

        (c) The Executive hereby covenants and agrees that during the Employment Period and for one year following the termination of the Executive's employment for any reason, or such longer period as the Executive is receiving payments pursuant to Section 4(a)(ii) above, the Executive will not, without the prior written consent of the Company, engage in "Competition" (as defined below) with the Company. For purposes of this Agreement, if the Executive takes any of the following actions he will be engaged in "Competition:" engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity, that is principally engaged in any business in which the Company is engaged, or is contemplating becoming engaged, on the Date of Termination, in any area in which the Company is then engaged, or is then contemplating being engaged, in such business; provided, however, that "Competition" will not include ownership of less than one percent (1%) of securities in any enterprise and exercise of rights appurtenant thereto.

        (d) The Executive hereby covenants and agrees that during the Employment Period and for one year following the termination of the Executive's employment for any reason, or such longer period as the Executive is receiving payments pursuant to Section 4(a)(ii) above, the Executive will not assist a third party in preparing or making an unsolicited bid for the Company, engaging in a proxy contest with the Company, or engaging in any other similar activity.

        (e) During the Employment Period and following the termination of the Executive's employment for any reason, the parties hereto each agree not to make disparaging public statements concerning the other, provided that nothing herein shall prevent either party hereto from enforcing its rights hereunder.

        (f) The Executive acknowledges that a breach of any of the covenants contained in Section 5(a), (b), (c), (d) or (e) may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injury precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to a temporary restraining order and/or a preliminary or permanent injunction, restraining the Executive from engaging in such prohibited activities or such other relief as may be required specifically to enforce any of the covenants contained therein. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have. The Company and Executive hereby irrevocably submit

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to the exclusive jurisdiction of the courts of the State of New Jersey and the
Federal courts of the United States of America, solely in respect of the injunctive remedies set forth in this Section 5(f) and the interpretation and enforcement of Section 5(a), (b), (c), (d) and (e) solely insofar as such interpretation and enforcement related to an application for injunctive relief in accordance with the provisions of this Section 5(f), and the parties hereto hereby irrevocably agree that (i) the sole and exclusive venue for any suit or proceeding relating solely to such injunctive relief shall be in such a court,
(ii) all claims with respect to any application solely for such injunctive relief shall be heard and determined exclusively in such a court, (iii) any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to an application solely for such injunctive relief, and (iv) each hereby waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to an application solely for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this
Section 5(f).

        (g)     The restrictions set forth in Section 5(a), (b), (c), (d) and
(e) are considered by the parties hereto to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it is the intention of the parties that such restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        (h) In the event of the termination of Executive's employment for any reason, Executive will deliver to the Company all non-personal documents and data of any nature and in whatever medium pertaining to Executive's employment with the Company, or any of its subsidiaries or affiliates and he will not take with him any such property, documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

                6. Post-Termination Assistance. The Executive agrees that after his employment with the Company has terminated he will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any audit, governmental investigation or litigation in which it or any of its affiliates is or may become a party; provided, however, that (a) the Company agrees to reimburse the Executive for any related out-of-pocket expenses, including travel expenses, and, if the Executive is not then being paid severance pursuant to
Section 4(a)(ii), to pay the Executive reasonable compensation for his time based on his rate of Annual Base Salary at the time of termination and (b) any such assistance may not unreasonably interfere with the then-current employment of the Executive.

                7. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and personal and legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

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                8.      Change in Control. (a) In the event of a "Change in
Control" of the Company, the initial Stock Options and any Subsequent Stock Options that are not yet vested and exercisable as of the date of the Change in Control, shall become immediately vested and exercisable.

        (b) For purposes of this Agreement, a "Change in Control" shall mean:

                (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (x) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire shares (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or member managers (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
Section 8(b)(i), the following acquisitions shall not constitute a Change in
Control: (A) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. Section 230.405 (an "Affiliate"), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (x),
(y) and (z) of Section 8(b)(ii), or (D) any acquisition by any entity in which the Executive has a direct or indirect equity interest of greater than five percent; or

                (ii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock or interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (y) no Person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which the Executive has a direct or indirect equity interest of greater than five percent or any Affiliate of such entity) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock or interests of the corporation or entity resulting from such Business Combination, taking into account as outstanding for this purpose such common stock or interests issuable upon the exercise of options or warrants, the conversion of convertible stock, interests or

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debt, and the exercise of any similar right to acquire such common stock or interests, or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors or equivalent governing body of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (iii) Approval by the shareholders or equityholders of the Company of a complete liquidation or dissolution of the Company.

                9. Indemnification. (a) The Company shall indemnify and advance "Expenses" (as defined below) to the Executive to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The Company shall advance all Expenses incurred by the Executive or on his behalf in connection with any "Proceeding" (as defined below) within twenty (20) days after the receipt by the Company of a statement or statements from the Executive requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Executive and shall include or be preceded or accompanied by an undertaking by the Executive or on his behalf to repay any Expenses advanced if it shall ultimately and finally be determined by a court of competent jurisdiction that the Executive is not entitled to be indemnified against such Expenses. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Executive has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

        (b) For purposes of this Section 9, "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding. "Proceeding" means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action or conduct occurring prior to the Effective Date.

                10. Miscellaneous. (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

        (b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

        (c) Stipulation. Executive hereby stipulates to the company that on the date of this Agreement, neither Executive nor his affiliates has any claim of any type against the Company, except claims that may arise under this Agreement, and represents and warrants that this Agreement does not conflict with any other agreement to which Executive is a party.

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        (d)     Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

        (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                        If to the Executive:

                        James Shea
                        453 Windham Court North
                        Wyckoff, NJ 07448

                        If to the Company:

                        Party City Corporation
                        400 Commons Way
                        Rockaway, NJ 07866
                        Attn: Chairman of the Board of Directors and Chief Financial Officer

                        With a copy to:

                        Willkie Farr & Gallagher
                        787 Seventh Avenue
                        New York, New York 10019-6099
                        Attn:  Steven J. Gartner, Esq.
                        Tel:  212 728-8242
                        Fax:  212 728-8111

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (f) Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (g) Withholding. The Company shall withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

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        (h)     No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. No waiver of any provision of this Agreement by the Company or the Executive shall be effective unless it is in a writing signed by the party against whom enforcement is sought.

        (i) Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Executive by any other person or entity) are merged herein and superseded hereby.

        (j) Amendments. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by Executive and such officer as may be specifically designated by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

                            [SIGNATURE PAGE FOLLOWS]

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                IN WITNESS WHEREOF, the Executive has hereunto set the
Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name an its behalf, all as of the day and year first above written.

                This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

                                   JAMES SHEA


                                   /s/ James Shea
                                   --------------------------------------------


                                   PARTY CITY CORPORATION


                                   By:  /s/ Jack Futterman
                                        ---------------------------------------
                                        Name:  Jack Futterman
                                        Title: Chairman and CEO

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